UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
______________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2025

LOCAL BOUNTI CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-40125	83-3686055
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
	490 Foley Lane
Hamilton	MT	59840
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (800) 640-4016

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.0001 per share	LOCL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Interim Chief Financial Officer

On December 9, 2025, the board of directors (the “Board”) of Local Bounti Corporation (the “Company”) appointed Anthony Hughes, who currently serves as the Company’s Senior Vice President of Finance and Chief Accounting Officer, as Interim Chief Financial Officer, effective as of December 9, 2025. Accordingly, Kathleen Valiasek will no longer serve as the Chief Financial Officer of the Company but will retain her position as the Chief Executive Officer and President of the Company.

Mr. Hughes, age 61, has served as the Company’s Senior Vice President of Finance and Chief Accounting Officer since June 2022. Previously, Mr. Hughes served as Chief Accounting Officer at Amyris, Inc. (formerly a public company traded on Nasdaq), a science and technology leader in the research, development and production of sustainable ingredients for the clean health and beauty and flavors and fragrances markets, where he was responsible for accounting and finance matters. Mr. Hughes has previously held the position of Senior Vice President, Chief Accounting Officer at ServiceSource International, Inc., Vice President, Corporate Controller at CRC Health Group, and Senior Manager at Ernst & Young. Mr. Hughes holds a Bachelor of Science and Master of Science in Accounting from the University of North Texas and is a Certified Public Accountant.

There are no family relationships between any director or executive officer of the Company and Mr. Hughes, and there are no arrangements or understandings between Mr. Hughes and any other person pursuant to which he was appointed to serve as the Company’s Interim Chief Financial Officer. Mr. Hughes is not a party to any arrangement or understanding with any person pursuant to which he was appointed as an officer of the Company, nor is he a party to any transactions required to be disclosed under Item 404(a) of Regulation S-K involving the Company or any of its subsidiaries.

Mr. Hughes has entered into the standard indemnification agreement with the Company, a form of which was filed as Exhibit 10.3 to the Company’s Annual Report on Form 10-K filed with the SEC on March 31, 2025, that will remain in effect.

There will be no change in compensation for Mr. Hughes in connection with his appointment as Interim Chief Financial Officer.

Appointment of Director

On December 9, 2025, the Board expanded the Board by one seat and appointed Kathleen Valiasek as a Class III director, effective as of December 9, 2025.

Ms. Valiasek has served as President, Chief Executive Officer, and Chief Financial Officer of Local Bounti since March 2025. Prior to her appointment as Chief Executive Officer, Ms. Valiasek served as President and Chief Financial Officer of Local Bounti since June 2024 and April 2021, respectively. Previously, Ms. Valiasek served as Chief Financial Officer from January 2017 to June 2019 and Chief Business Officer from June 2019 to March 2021 at Amyris, Inc. Prior to Amyris, Inc., Ms. Valiasek served as Chief Executive Officer of Lenox Group, Inc., a finance and strategic consulting firm she founded in 1994, and, in this capacity, she worked closely with the senior management teams of fast-growing companies including start-ups, venture-backed, and Fortune 500 companies such as Albertsons, CVS, Gap, Kaiser Permanente, and Softbank. At Lenox Group, Ms. Valiasek was typically engaged for critical roles on multi-year assignments including M&A transactions, debt and equity financings, IPOs, and spinoffs. Ms. Valiasek holds a B.B.A. from the University of Massachusetts at Amherst.

There are no family relationships between any director or executive officer of the Company and Ms. Valiasek, and there are no arrangements or understandings between Ms. Valiasek and any other person pursuant to which she was appointed to serve as a director of the Company. For a description of related-person transactions with the Company and Ms. Valiasek since the beginning of 2023, please see the section of the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 17, 2025, entitled “Certain Relationships and Related Person Transactions.”

Ms. Valiasek previously entered into the standard indemnification agreement with the Company, a form of which was filed as Exhibit 10.3 to the Company’s Annual Report on Form 10-K filed with the SEC on March 31, 2025, that will remain in effect.

SIGNATURE

Pursuant to the requirements of the Exchange Act, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Local Bounti Corporation

/s/ Kathleen Valiasek
Name: Kathleen Valiasek
Title: President and Chief Executive Officer
Date: December 9, 2025